Exhibit 99.1

News Release

Nektar Therapeutics 201 Industrial Road San Carlos, CA 94070 650-631-3100 Phone 650-631-3150 Fax www.nektar.com

Bharatt Chowrira Joins Nektar Therapeutics as Chief Operating Officer and Head of PEGylation Business Unit

SAN CARLOS, Calif., May 22 /PRNewswire-FirstCall/ -- Nektar Therapeutics (Nasdaq: NKTR) announced today that Bharatt Chowrira, Ph.D., J.D. has joined the Company as Chief Operating Officer and Head of the PEGylation Business Unit. His responsibilities include overseeing and managing all aspects of the PEGylation Business Unit, including research and manufacturing, as well as operations across the Company. He will also serve as Chairman of Nektar India Pvt., Ltd. He will report to Nektar President and CEO Howard W. Robin.

"Bharatt has a rare combination of expertise in molecular biology, business strategy, and intellectual property -- and a proven track record of building shareholder value," said Nektar President and CEO Howard W. Robin. "He will be hugely important to our efforts to develop a robust therapeutic pipeline by leveraging and expanding our industry leading PEGylation technology platform."

Dr. Chowrira had previously served as Executive Director, Worldwide Licensing & External Research at Merck & Co. in San Francisco. He was responsible for identifying and evaluating R&D, licensing and partnering opportunities across all therapeutics areas, therapeutic modalities (including small molecules, biologics, vaccines and oligonucleotides), and technology platforms, throughout Asia. Dr. Chowrira was a key member of the team that established collaboration agreements between Merck and leading pharmaceutical firms in India such as Nicholas Piramal and Ranbaxy Labs. Dr. Chowrira also served as Vice President of Sirna Therapeutics, a wholly owned subsidiary of Merck, where his responsibilities included strategic planning and licensing.

Prior to Merck, Dr. Chowrira was a member of the executive management team at Sirna Therapeutics, a development-stage biopharmaceutical firm focused on the discovery and development of RNAi-based drugs that selectively target disease-causing genes and viruses. As Vice President at Sirna, he played a pivotal role in the restructuring and 2003 relaunch of the company, as well as the development of its pipeline and intellectual property portfolio. He led the effort to identify research opportunities that resulted in corporate collaborations and licensing agreements with all of Sirna's partners, which included industry leaders such as GlaxoSmithkline, Allergan, and Eli Lilly & Co.

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Dr. Chowrira earned his Ph.D. in Microbiology and Molecular Genetics from the
University of Vermont and his J.D. degree from the College of Law at the University of Denver. He earned his M.S. in Molecular Virology from Illinois State University and his B.Sc. in Microbiology from the University of Agricultural Sciences, Bangalore, India.

"I am delighted to be joining a company that is the industry leader in PEGylation and polymer chemistry -- and has the approved products, partnerships and pipeline to prove it," said Dr. Chowrira. "Moreover, Nektar has the fundamentals, expertise, and validated platform technology necessary to rapidly build and expand its pipeline and partnerships, particularly through the development of high-value PEGylated small molecules and biologics."

About Nektar

Nektar Therapeutics is a biopharmaceutical company that develops and enables differentiated therapeutics with its industry-leading PEGylation and pulmonary drug development technology platforms. Nektar PEGylation and pulmonary technology, expertise, manufacturing capabilities have enabled eight approved products for partners, which include the world's leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its PEGylation and pulmonary technology platforms to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

This press release contains forward-looking statements that reflect the company's current views as to its products, development programs, science and technology and business prospects. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the company's proprietary product candidates and those of certain of its partners are in the early phases of clinical development and the risk of failure is high and can occur at any stage prior to regulatory approval; (ii) the company's or its partner's ability to obtain regulatory approval for product candidates; (iii) the success of the company's partners in sales and marketing efforts to generate from approved products and future products (if any); and (iv) the company's patent applications for its technology platforms and proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future. Important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q filed on May 9, 2008. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Tim Warner (650) 283-4915 or twarner@nektar.com

Stephan Herrera (415) 488-7699 or sherrera@nektar.com

Jennifer Ruddock (650) 631-4954 or jruddock@nektar.com